Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K of Aoxing Pharmaceutical Company, Inc.; (the "Company") for the fiscal year ended June 30, 2016 (the "Report"), I, Zhenjiang Yue, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/ Zhenjiang Yue
Zhenjiang Yue, Chief Executive Officer

Date:   October 5, 2016

 A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request